EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Strong Fourth Quarter and Full Year 2017 Results
Company anticipates continued growth and market share gains in 2018

LIVERMORE, Calif. — February 7, 2018 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2017 ended December 30, 2017. Quarterly revenues were $131.9 million, down 8.2% from $143.7 million reported in the third quarter of fiscal 2017, and up 6.5% from $123.9 million in the fourth quarter of fiscal 2016. For fiscal 2017, FormFactor posted revenues of $548.4 million, up 42.9% from $383.9 million in fiscal 2016, and achieved the following milestones during 2017:

•	Delivered strong revenue growth across Probe Cards and Systems segments

•	Solid execution in a first full year as combined Cascade Microtech and FormFactor company

•	Demonstrated significant operating leverage by increasing revenue by 43% and Non-GAAP diluted EPS by 147%

“FormFactor delivered another solid quarter of revenue and profitability to finish off a strong 2017, with our market leadership position enabling us to capitalize on strong overall industry demand," said Mike Slessor, CEO of FormFactor, Inc. “While we are disappointed about the sequential decrease in quarterly revenues to start 2018, we remain confident that this will be another growth year for FormFactor, as we continue to realize our line-of-sight opportunities in advanced packaging, mobile data, and automotive applications. "

Fourth Quarter Highlights

On a GAAP basis, net income for the fourth quarter of fiscal 2017 was $5.6 million, or $0.07 per fully-diluted share, compared to net income for the third quarter of fiscal 2017 of $12.6 million, or $0.17 per fully-diluted share, and net loss for the fourth quarter of fiscal 2016 of $15.4 million, or $0.22 per fully-diluted share. Net income for fiscal 2017 was $40.9 million or $0.55 per fully-diluted share, compared to a net loss of $6.6 million, or $0.10 per fully-diluted share for fiscal 2016.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2017 was $18.0 million, or $0.24 per fully-diluted share, compared to net income for the third quarter of fiscal 2017 of $25.0 million, or $0.34 per fully-diluted share, and net income for the fourth quarter of fiscal 2016 of $14.4 million, or $0.20 per fully-diluted share. A reconciliation of GAAP to non-GAAP net income and net income per share is provided in the schedules included below. On a non-GAAP basis, net income for fiscal 2017 was $89.5 million, or $1.21 per fully-diluted share, compared to net income of $32.0 million, or $0.49 per fully-diluted share for fiscal 2016.

Free cash flow for the fourth quarter of fiscal 2017 was $23.5 million, compared to free cash flow for the third quarter of 2017 of $12.4 million, and free cash flow for the fourth quarter of fiscal 2016 of $15.3 million. Free cash flow for fiscal 2017 was $72.4 million, compared to free cash flow of $23.5 million for fiscal 2016. A reconciliation of net cash provided by (used in) operating activities to free cash flow generation is provided in the schedules included below.

Outlook

Dr. Slessor added, “consistent with commentary provided on January 17th, we are experiencing a delay in probe card demand from our largest customer, pushing expected revenue from the first quarter into the second quarter of 2018. As a result, we are currently forecasting that our first quarter 2018 revenue will be lower than the $131.9 million reported in the fourth quarter of 2017."

For the first quarter ending on March 31, 2018, FormFactor is providing the following guidance*:

	U.S. GAAP	Reconciling Items**	Non-GAAP
Revenue	$112 million to $120 million		$112 million to $120 million
Gross Margin	34% to 37%	$7 million	40% to 43%
Net income per diluted share	-$0.05 to $0.01		$0.12 to $0.18
*This guidance assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangibles and integration expenses.

“We remain confident in FormFactor’s customer diversification and secular growth trends in our end markets, opportunities to expand margins and grow our top and bottom line in 2018 and beyond. Our structurally profitable financial model continues to deliver strong earnings growth and cash flow. We reiterate our target model of revenue of $650 million and $1.50 in earnings per share, supported by semiconductor growth trends that should favorably benefit FormFactor, particularly in advanced packaging, mobile data and automotive applications” concluded Dr. Slessor.

We have posted our revenue breakdown by region and market segment on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available by telephone through February 9, 2018, 7:30 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 9699368. Additionally, the replay will also be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses and gains. Reconciliations of the adjustments to GAAP results for the three and twelve months ended December 30, 2017, as well as for the comparable periods of fiscal 2016, are provided below. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Net Income (loss) and Adjustments” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited, to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, progress towards the Company’s long-term financial model, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Company to realize the anticipated benefits of the acquisition of Cascade Microtech; changes in demand for the Company’s products; the timing of customers’ transitions to new technologies; the Company’s ability to capitalize on market and customer opportunities; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes in the market, macro-economic environments; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenues	$131,901	$123,888	$548,441	$383,881
Cost of revenues	83,272	83,613	332,844	281,199
Gross profit	48,629	40,275	215,597	102,682
Operating expenses:
Research and development	18,513	18,218	73,807	57,453
Selling, general and administrative	24,238	23,890	94,679	73,444
Restructuring and impairment charges, net	481	12,697	810	19,692
Total operating expenses	43,232	54,805	169,296	150,589
Operating income (loss)	5,397	(14,530)	46,301	(47,907)
Interest income	264	60	548	327
Interest expense	(1,045)	(1,255)	(4,491)	(2,391)
Other income (expense), net	(170)	308	(152)	(224)
Income (loss) before income taxes	4,446	(15,417)	42,206	(50,195)
Provision (benefit) for income taxes	(1,142)	26	1,293	(43,638)
Net income (loss)	$5,588	$(15,443)	$40,913	$(6,557)
Net income (loss) per share:
Basic	$0.08	$(0.22)	$0.57	$(0.10)
Diluted	$0.07	$(0.22)	$0.55	$(0.10)
Weighted-average number of shares used in per share calculations:
Basic	72,846	70,807	72,292	64,941
Diluted	74,756	70,807	74,239	64,941

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

GAAP net income (loss)	$5,588	$(15,443)	$40,913	$(6,557)
Adjustments to reconcile GAAP net loss to Non-GAAP net income:
Deferred revenue	—	640	—	903
Stock-based compensation	4,952	3,245	16,230	10,722
Restructuring and impairment charges, net	481	12,697	810	19,692
Acquisition and integration related expenses	782	699	2,520	7,459
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	7,515	13,059	31,509	45,527
Income tax valuation allowance release	—	(197)	—	(44,048)
Contingency	—	781	(206)	781
Other income	—	(145)	—	(145)
Proceeds from sale of intellectual property	—	—	(400)	(400)
Benefit from U.S. tax reform	715	—	715	—
Income tax effect of non-GAAP adjustments	(2,053)	(920)	(2,624)	(1,907)
Non-GAAP net income	$17,980	$14,416	$89,467	$32,027

Non-GAAP net income per share:
Basic	$0.25	$0.20	$1.24	$0.49
Diluted	$0.24	$0.20	$1.21	$0.49

Weighted-average number of shares used in per share calculations:
Basic	72,846	70,807	72,292	64,941
Diluted	74,756	72,116	74,239	65,948

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net cash provided from operating activities	$26,455	$15,170	$86,323	$17,423
Adjustments to reconcile GAAP cash provided from operating activities to free cash flow:
Acquisition-related payments in working capital	—	2,046	—	15446
Debt-related interest expense	863	1,415	3,836	2,109
Capital expenditures	(3,838)	(3,304)	(17,756)	(11,521)
	(2,975)	157	(13,920)	6,034
Free cash flow	$23,480	$15,327	$72,403	$23,457

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$91,184	$101,408
Marketable securities	48,988	7,497
Accounts receivable, net	81,515	70,225
Inventories, net	67,848	59,806
Restricted cash	372	106
Refundable income taxes	2,242	1,391
Prepaid expenses and other current assets	13,705	14,276
Total current assets	305,854	254,709
Restricted cash	1,170	1,082
Property, plant and equipment, net	46,754	42,663
Goodwill	189,920	188,010
Intangibles, net	97,484	126,608
Deferred tax assets	3,133	3,310
Other assets	2,259	2,600
Total assets	$646,574	$618,982
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,046	$34,075
Accrued liabilities	32,887	30,184
Current portion of term loan, net of unamortized issuance cost of $307	18,443	12,701
Income taxes payable	807	442
Deferred revenue	4,978	5,305
Total current liabilities	92,161	82,707
Long-term income taxes payable	1,028	1,315
Term loan, less current portion, net of unamortized issuance cost of $273	87,228	125,475
Deferred tax liabilities	3,379	3,703
Deferred rent and other liabilities	4,141	4,726
Total liabilities	187,937	217,926

Stockholders' equity:
Preferred stock, $0.001 par value:
10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value:
250,000,000 shares authorized; 72,532,176 and 70,907,847 shares issued and outstanding	73	71
Additional paid-in capital	843,116	833,341
Accumulated other comprehensive income (loss)	3,021	(3,740)
Accumulated deficit	(387,573)	(428,616)
Total stockholders' equity	458,637	401,056
Total liabilities and stockholders' equity	$646,574	$618,982

About our Non-GAAP Net Income (loss) and Adjustments:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per fully-diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per fully-diluted share when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income and non-GAAP fully-diluted earnings per share by adjusting GAAP net income and GAAP earnings per fully-diluted share to remove the impact of certain items and the tax effect of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per fully-diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per fully-diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of non-GAAP Net Income” and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F